UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510)742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) Adoption of Inducement Plan; Grant of Inducement Awards

On August 26, 2014, Revance Therapeutics, Inc. (the “Company”) adopted the 2014 Inducement Plan (the “Plan”) to reserve 325,000 shares of its common stock to be used exclusively for grants of awards to individuals that were not previously employees or directors of the Company, as an inducement material to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules. The Plan was recommended by the Compensation Committee of the Board of Directors of the Company (the “Board”) and approved by the Board without stockholder approval pursuant to Rule 5635(c)(4) and the terms and conditions of the Plan are substantially similar to the Company’s stockholder-approved 2014 Equity Incentive Plan. The Plan was created to recruit select key executive employees, including the Company’s Chief Medical Officer.

A complete copy of the Plan, the form of Stock Option Agreement and Grant Notice, and the form of Restricted Stock Agreement and Grant Notice under the Plan is filed herewith as Exhibits 10.37, 10.38, and 10.39, respectively, and is incorporated herein by reference. The above summary of the terms of the Plan does not purport to be complete and is qualified in its entirety by reference to such exhibits.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

10.37	Revance Therapeutics, Inc. 2014 Inducement Plan

10.38	Form of Stock Option Agreement and Grant Notice under Revance Therapeutics, Inc. 2014 Inducement Plan

10.39	Form of Restricted Stock Agreement and Grant Notice under Revance Therapeutics, Inc. 2014 Inducement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2014	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Executive Vice President, Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.37	Revance Therapeutics, Inc. 2014 Inducement Plan

10.38	Form of Stock Option Agreement and Grant Notice under Revance Therapeutics, Inc. 2014 Inducement Plan

10.39	Form of Restricted Stock Agreement and Grant Notice under Revance Therapeutics, Inc. 2014 Inducement Plan